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Exhibit 10-AC

BF HOLDING, INC.
BRUEGGERS FRANCHISE CORPORATION
LETHE LLC
ODYSSEY BAGELS, INC.
CHAMPLAIN MANAGEMENT SERVICES, INC.
CHAMPLAIN LEASING, L.L.C.
FLOUR CITY BAGELS, INC.
BAYSTATE BAGELS, INC.
UPTOWN BAGELS, INC.
IRON CITY BAGELS, INC.
NORSTAR BAGEL BAKERIES, INC.
HAWKEYE BAGEL BAKERIES, INC.
TARHEEL BAGELS, INC.

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AMENDED AND RESTATED JUNIOR SUBORDINATED GUARANTEE

Dated February 28, 2001

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GUARANTEE

AMENDED AND RESTATED JUNIOR SUBORDINATED GUARANTEE (the "Guarantee") dated as of February 28, 2001 by BF HOLDING, INC., a corporation organized under the laws of Delaware, BRUEGGERS FRANCHISE CORPORATION, a corporation organized under the laws of Delaware, LETHE LLC, a limited liability company organized under the laws of Delaware, ODYSSEY BAGEL, INC., a corporation organized under the laws of Vermont, CHAMPLAIN MANAGEMENT SERVICES, INC., a corporation organized under the laws of

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Delaware, CHAMPLAIN LEASING, L.L.C., a limited liability company organized under the laws of Delaware, FLOUR CITY BAGELS, INC., a corporation organized under the laws of New York, BAYSTATE BAGELS, INC., a corporation organized under the laws of Massachusetts, UPTOWN BAGELS, INC., a corporation organized under the laws of Massachusetts, IRON CITY BAGELS, INC., a corporation organized under the laws of Pennsylvania, NORSTAR BAGEL BAKERIES, INC., a corporation organized under the laws of Minnesota, HAWKEYE BAGEL BAKERIES, INC., a corporation organized under the laws of Iowa, and TARHEEL BAGELS, INC., a corporation organized under the laws of North Carolina (collectively, the "Guarantors"), in favor of each person who is from time to time a holder (collectively, the "Holder") of the Amended and Restated Junior Subordinated Note Due October 20, 2004 issued in an original aggregate principal amount of $10,706,667.00, (together with all notes delivered in substitution or exchange for said note, the "Note") by Bruegger's
Corporation, a corporation formed under the laws of Delaware (the "Company"), payable to Quality Dining, Inc., a company incorporated under the laws of Indiana ("QDI"). This Amended and Restated Junior Subordinated Guarantee amends, and as amended restates, that certain Junior Subordinated Guarantee dated
October 20, 1997 executed by Guarantors in favor of Holder (the "Original Guarantee"). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Share Exchange Agreement dated as of September 3, 1997, by and among QDI, the Company, Nordahl L. Brue and Michael
J. Dressell, or the Note.

Section 1. GUARANTEE, ETC.

Section 1.1. Guarantee. The Company has issued the Note to amend and restate obligations evidenced by that certain Junior Subordinated Note Due October 20, 2004, dated October 20, 1997 (the "Original Note"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby unconditionally, absolutely and irrevocably guarantee the full and punctual payment to the Holder, as and when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all of the principal of and interest on the Note (including, without limitation, interest on any overdue principal, and, to the extent permitted by applicable law, on any overdue interest) as reduced from time to time pursuant to the terms thereof (collectively, the "Guaranteed Obligations"), in the same currency as the currency of the Guaranteed Obligations and strictly in accordance with the terms of the Note.

Section 1.2. Nature of Guarantee. Subject to the expressed terms hereof, the guarantee provided for under this Section 1 shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment when due and not of collection, and shall remain in full force and effect until all applicable Guaranteed Obligations have expired and been fully and indefeasibly paid and all obligations of the Guarantors hereunder have been fully and indefeasibly paid. The Guarantors guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms thereof, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Holder with respect thereto. The liability of the Guarantors hereunder shall be absolute, unconditional and irrevocable irrespective of, and without being lessened or limited by:

(a) the occurrence of any Event of Default under, or any lack of validity, legality or enforceability of any provision of, the Note or any other agreement;

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(b)  the failure of the Holder,

(i) to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any other guarantor of the Guaranteed Obligations) under the provisions of this Guarantee, or otherwise, or

(ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Guaranteed Obligations;

(c) any change in the time, manner or place of payment of, or in any term of, all or any of the Guaranteed Obligations, or any other extension, compromise, indulgence or renewal of any of the Guaranteed Obligations;

(d) any reduction, limitation, variation, impairment, discontinuance or termination of any of the Guaranteed Obligations for any reason (other than by reason of any (x) payment which is not required to be rescinded or (y) offset pursuant to the terms of the Note), including any claim of waiver, release, discharge, surrender, alteration or compromise, and shall not be subject to (and the Guarantors hereby waive any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any of the Guaranteed Obligations or otherwise (other than by reason of any payment which is not required to be rescinded);

(e) any amendment to, rescission, waiver or other modification of, or any consent to any departure from, any of the terms of the Guaranteed Obligations or any guarantees or security;

(f) any amendment to, rescission, waiver or other modification of, or release or addition of, or consent to any departure from, any other guarantee held by the Holder as security for any of the Guaranteed Obligations;

(g) the loss or the unenforceability of any other guarantee or other security which the Holder may now or hereafter hold in respect of the Guaranteed Obligations, whether occasioned by the fault of the Holder or otherwise;

(h) any change in the name of the Company or in the incorporating documents, capital structure, capacity or constitution of the Company, the bankruptcy or insolvency of the Company, the sale of any or all of the Company's business or assets or the Company being consolidated, merged or amalgamated with any other Person;

(i) any failure on the part of the Company or any other Person to perform or comply with any term of the Note, any of the Guaranteed Obligations or any other agreement;

(j) any suit or other action brought by any beneficiaries or creditors of, or by, the Company or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of the Note, any of the Guaranteed Obligations or any other agreement;

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(k) any lack or limitation of status or of power, incapacity or disability of the Company or any trustee or agent thereof; or

(l) any other circumstance (other than final and indefeasible payment in full) which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any surety or any other guarantor.

Any Guaranteed Obligation which may not be recoverable from the Guarantors as guarantor shall be recoverable from the Guarantors as principal debtor in respect thereof.

Notwithstanding anything herein or in the Note to the contrary, with respect to each Guarantor, the maximum aggregate amount of the Guaranteed Obligations for which such Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering its guarantee of the Guaranteed Obligations voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Section 1.3. Holder Not Bound to Exhaust Recourse. The Holder shall not be bound to exhaust its recourse against the Company or others or any security or other guarantees it may at any time hold before being entitled to payment hereunder from the Guarantors.

Section 1.4. No Demand. The liability of the Guarantors to make payment under this Guarantee to the Holder shall arise forthwith if the Company shall fail to pay any of the Guaranteed Obligations and the Guarantors shall promptly pay the same, and the Guarantors hereby waive diligence, promptness, presentment, demand, protest, notices and any requirement that the Holder proceed against the Company.

Section 1.5. Guarantee in Addition to Other Security. The guarantee provided for in this Guarantee shall be in addition to and not in substitution for any other guarantee or other security that the Holder may now or hereafter hold in respect of the Guaranteed Obligations, and the Holder or any of them shall be under no obligation to marshal in favor of the Guarantors any other guarantee or other security or any moneys or other assets that it may be entitled to receive or may have a claim upon.

Section 1.6. Reinstatement. The guarantees provided for in this Guarantee and all other terms of this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment by the Company or any of the Guarantors of any of the Guaranteed Obligations is rescinded, avoided, or must otherwise be returned by the recipients thereof by reason of the insolvency, bankruptcy or reorganization of the Company or any of the Guarantors or for any other reason, all as though such payment had not been made, and the Guarantors agree that they will indemnify the Holder on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the Holder in connection with such rescission.

Section 1.7. Remedies. The Guarantors agree that, subject to Section 3 hereof, as between the Guarantors and the Holder, the obligations of the Company under the Note may be declared to be forthwith due and payable as provided in Article IV of the Note (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article IV) for purposes of Section 1.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or

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such obligations from becoming automatically due and payable) as against the
Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of said Section 1.1.

Section 1.8. Subrogation Rights. The Guarantors shall not exercise any rights which they may acquire by way of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior satisfaction in full of all of the Guaranteed Obligations. Any amount paid to the Guarantors on account of any such subrogation rights prior to the satisfaction in full of all Guaranteed Obligations shall be held in trust for the benefit of the Holder and shall immediately be paid to the Holder, and credited and applied against the applicable Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof; provided, however, that upon the full and indefeasible payment of all of the Guaranteed Obligations, the Guarantors shall be subrogated to the rights of the Holder against the Company with respect to all Guaranteed Obligations and, at the Guarantors, request, the Holder will execute and deliver to the Guarantors appropriate documents (without recourse and without representation or warranty, except that the Holder has not released, assigned or encumbered any Guaranteed Obligations) necessary to evidence the transfer by subrogation to the Guarantors of all Guaranteed Obligations. In furtherance of the foregoing, upon notice to the Guarantors from the Holder of the occurrence of an Event of Default and until such time as the earliest of,

(a) such Event of Default being remedied or cured as provided in the Note;

(b) such Event of Default being waived in accordance with the terms of the Note; and

(c) all Guaranteed Obligations being indefeasibly paid in full;

the Guarantors shall postpone any and all claims they may have against the Company to the claims of the Holder against the Company and shall refrain from taking any action or commencing any proceeding against the Company (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made hereunder to the Holder or any of them. In the event any payments are made by the Company to the Guarantors in contravention of the preceding sentence, the Guarantors shall hold such payments in trust for the Holder and shall forthwith pay such payments to the Holder.

Section 1.9. Credit Information. The Holder has no duty or responsibility to provide the Guarantors with any credit or other information concerning the Company's affairs, financial condition or business which may come into the possession of the Holder.

Section 1.10. Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 1.1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action

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by the Guarantors, or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 1.11. Only Evidence of Guarantee. Except for this Guarantee, the obligations of each of the Guarantors under this Guarantee is not evidenced by any instrument, security or other writing; no part of this Guarantee has been or shall be assigned to or subordinated or subjected to any other security interest in favor of anyone other than the holders of the Senior Indebtedness by the Guarantors. Until all Senior Indebtedness has been paid in full, the Guarantors shall not issue any instrument (except for this Guarantee), security or other writing evidencing any part of the obligations hereunder except at the request of and in the manner consented to by the required number of holders of the Senior Indebtedness.

Section 2. REPRESENTATIONS. Each of the Guarantors represents and warrants as follows:

Section 2.1. Organization; Power and Authority. Each Guarantor is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Guarantor has the corporate or limited liability company power, as the case may be, and authority to execute and deliver this Guarantee and to perform the provisions hereof.

Section 2.2. Authorization, Etc. This Guarantee has been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of the Guarantors, and this Guarantee constitutes a legal, valid and binding obligation of the Guarantors enforceable against the Guarantors in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3. Compliance with Laws, Other Instruments of the Guarantor, Etc. The execution, delivery and performance by the Guarantors of this Guarantee will not
(i) contravene, result in any breach of, constitute a default under, or result in the creation of any lien in respect of any property of the Guarantors under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document or by-laws, or any other agreement or instrument to which the Guarantors are bound or by which the Guarantors or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or governmental or regulatory authority applicable to the Guarantors or (iii) violate any provision of any statute or other rule or regulation of any governmental or regulatory authority applicable to the Guarantors.

Section 2.4. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing, or declaration with, any governmental or regulatory authority is required in connection with the execution, delivery or performance by the Guarantors of this Guarantee.

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Section 3. SUBORDINATION

Section 3.1. Subordination. Anything in this Guarantee to the contrary notwithstanding, the Guaranteed Obligations evidenced by this Guarantee shall be subordinate and junior to the extent set forth in subsections (a) to (d), inclusive, below, to all Senior Indebtedness (as hereinafter defined) of the Guarantors. "Senior Indebtedness" shall mean the principal of and premium, if any, and interest due on, and all other amounts owing in respect of, any Indebtedness (as defined in Section 3.1(o) of the Note) that is either (i) an obligation of one or more of the Guarantors or of the Company under the Credit Facilities (as defined below) incurred at any time or any obligation of the Company or one or more of the Guarantors whenever incurred to any New Lender (as defined below) with respect to any Refinancing (as defined below), or (ii) any obligation of one or more of the Guarantors or the Company for Indebtedness, now existing or hereafter incurred, that is expressly authorized by either of the Credit Facilities or any New Loan Agreement (as defined below) or consented to or as may be consented to by the required Banks or any New Lender of such Guarantor(s) or the Company, as the case may be, including without limitation that certain Indebtedness of the Company to Champlain Management Services, Inc. in the original principal amount of Twelve Million Dollars ($12,000,000). Senior Indebtedness includes all interest accrued or hereafter accruing thereon including interest accruing (whether or not an allowable claim) after the filing by or against the Company or any Guarantor of a petition for relief under the Federal Bankruptcy Code, and all costs, expenses (including attorneys' fees), fees, and charges otherwise recoverable from the Company or any guarantor by the holders of such Senior Indebtedness with respect thereto. Notwithstanding anything else contained herein, Senior Indebtedness shall not include any particular Indebtedness if (i) in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such Indebtedness (A) ranks pari passu in right of payment to this Guarantee or (B) is subordinated in right of payment to this Guarantee and/or to all other Indebtedness of the Guarantors; provided, however, that nothing contained in this clause (i)(B) shall affect the provisions of the last sentence of section 1 of the Affiliate Subordination Agreement, as hereinafter defined or (ii) such Indebtedness is owing to trade creditors and was incurred in connection with obtaining goods, materials and services.

For purposes of the above: "Credit Agreement" refers to the First Amended and Restated Credit Agreement between Champlain Management Services, Inc. and other borrowers party thereto ("Borrowers") and certain of the Banks dated as of September 18, 1998 as amended by the First Amendment thereto dated as of September 30, 1999, the Second Amendment thereto dated as of June 28, 2000, the Third Amendment thereto dated as of July 14, 2000 and the Fourth Amendment thereto dated as of July 26, 2000, including any restatements and all amendments and modifications thereof. "Securities Purchase Agreement" refers to the Securities Purchase Agreement, dated October 20, 1997, between the Company and BancBoston Investments, Inc. ("BBI"), including any restatements and all amendments and modifications thereof. "Banks" refers to Fleet National Bank (f/k/a Bank Boston N.A.) ("Fleet") as Agent and a lender under the Credit Agreement, the other lenders under the Credit Agreement and BBI under the Securities Purchase Agreement. "Credit Facilities" refers to the notes issued pursuant to the Securities Purchase Agreement and the Credit Agreement. "Credit Facility" refers to either one of the Credit Facilities. "Refinancing" refers to any one or more refinancings by any one or more reputable

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financial institutions ("New Lender") evidenced by a loan or credit agreement between the Company and/or one or more Guarantors and the New Lender ("New Loan Agreement") where the proceeds will satisfy all of the obligations of (i) Borrowers under the Credit Agreement and/or the Company under the Securities Purchase Agreement or (ii) of the Company and/or the Guarantors to any New Lender under any subsequent refinancings of all or a portion of the obligations referenced in the immediately preceding clause (i). Notwithstanding the foregoing or any other provision of this Guarantee, as part of a Refinancing, the principal obligations under the New Loan Agreement pertaining to such Refinancing, when combined with the principal obligations of any other New Loan Agreement or Credit Facility that is then outstanding and not being replaced by such Refinancing, if any, shall not exceed the following sum: (i) the amount of all accrued interest (including, without limitation, any accrued interest which has been capitalized and included as principal, and interest thereon), fees, expenses and advances made for the purpose of protecting collateral that secures the obligations under any Credit Facility or New Loan Agreement then due and owing under any Credit Facility and/or New Loan Agreement then outstanding (whether or not such interest, fees, expenses and advances are treated as part of the principal balances owing under such Credit Facility or New Loan Agreement); plus (ii) the lesser of (x) the sum, as of the closing of such Refinancing, of the principal balances owing under any Credit Facility and/or New Loan Agreement then outstanding and not being replaced by such Refinancing, if any, plus any Credit Facility and/or New Loan Agreement then outstanding and being replaced by such Refinancing, or (y) the principal balance owing under the Credit Facilities on the date of this Guarantee. "Affiliate Subordination Agreement" shall mean the agreement bearing that title executed contemporaneous with the execution of this Guarantee by QDI, the Company, the Guarantors, the Company's shareholders, and certain of its affiliates in the form attached to the Note as Exhibit B.

(a) If (i) the Company or any Guarantor shall default beyond any applicable grace period in the payment of any principal of, premium or interest on or fees in respect of any Senior Indebtedness of such Guarantor when the same becomes due and payable, whether at stated maturity or at a date fixed for prepayment or as a result of a declaration of acceleration or otherwise or (ii) any other event of default under and as defined in any Senior Indebtedness shall occur and be continuing, then, unless and until such default shall have been remedied by payment in full in cash or cash equivalents (if a payment default) or by other cure or express written waiver, such defaulting Guarantor shall not pay and the Holder shall not accept nor receive from such defaulting Guarantor any direct or indirect payment (in cash, property, by set-off or otherwise) of or on account of the Guaranteed Obligations; provided, however, that if within the period specified in the next sentence with respect to an event of default referred to in clause (ii) above, no holder of such Senior Indebtedness then subject to an event of default has declared such Senior Indebtedness to be immediately due and payable (or has declared such Senior Indebtedness to be immediately due and payable and within such period has rescinded such acceleration), then in that event, payment of the Guaranteed Obligations shall be resumed. With respect to any event of default under clause (ii) above, the period referred to in the preceding sentence shall commence upon receipt by the Holder of a written notice or notices (each, a "Stopper Notice") of the commencement of such period from Fleet or from a New Lender which has refinanced the Indebtedness under the Credit Agreement or any subsequent Refinancing thereof (which notice shall specify all events of default existing under the instruments and

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agreements governing such Senior Indebtedness on the date of such notice of which such holder of such Senior Indebtedness had actual knowledge) and shall end at the completion of the 179th day after the beginning of such period. Only one such 179 day period may commence within any 360 consecutive days. No Event of Default under clause (ii) above that existed or was continuing on the date of delivery of any Stopper Notice to the Holder shall be, or be made, the basis for a subsequent Stopper Notice. Upon termination of any such period, the Guarantor shall resume payments on account of the Guaranteed Obligations, subject to the provisions of this Section 3 with respect to any events of default not set forth in any previously delivered Stopper Notice.

(b) If any event described in paragraphs (i) or (ii) of this Section 3.1(b) occurs with respect to any Guarantor, then all Senior Indebtedness of such Guarantor shall first be paid in full in cash or cash equivalents before any payment by such Guarantor of or on account of the Guaranteed Obligations:

(i) the Guarantor or any of its Subsidiaries shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its assets or property, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the Federal Bankruptcy Code, (D) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, (F) generally fail to pay its debts as they become due or (G) take any corporate or limited liability company action for the purpose of effecting any of the foregoing; or

(ii) a proceeding or case shall be commenced, without the application or consent of the Guarantor or any of its Subsidiaries, in any court of competent jurisdiction, seeking (A) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Guarantor or any of its Subsidiaries of all or any substantial part of its property, or (C) similar relief in respect of the Guarantor or any of its Subsidiaries under any law relating to bankruptcy, insolvency, reorganization or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief against the Guarantor or any of its Subsidiaries shall be entered in an involuntary case under the Federal Bankruptcy Code.

(c) In any of the proceedings referred to in paragraphs (i) or (ii) of Section 3.1(b) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations (other than stock or obligations of the maker issued pursuant to a plan of reorganization which are expressly subordinated and junior (whether by law or agreement) at least to the extent provided in this Section 3 to the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness), which may be payable or deliverable by the Guarantor in respect of this Guarantee shall be paid or delivered directly to the holders of Senior Indebtedness (or to a banking institution selected by the court or person or entity making the payment or delivery or designated by any holder of Senior Indebtedness) for application in payment thereof in accordance with the priorities then existing among such holders, unless and until all Senior Indebtedness shall have been paid in full in cash or cash equivalents.

(d) If any payment or distribution of any character, whether in cash, securities or other property, shall be received by the Holder in contravention of any of the terms of this Section 3 and before all the Senior Indebtedness shall have been paid in full in cash or cash equivalents, such payment or distribution shall be received in trust for the benefit of the holders of the Senior Indebtedness at the time outstanding and shall forthwith be paid over or delivered and transferred to the holders of Senior Indebtedness, or their respective trustees, agents or representatives, as their respective interests may appear.

Section 3.2. Obligation of Guarantors Unconditional. The provisions of this
Section 3 are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Holder on the other hand, and nothing herein shall impair, as between the Guarantors and the Holder, the obligation of the Guarantors, which is unconditional and absolute, to pay to the Holder the Guaranteed Obligations hereon in accordance with the terms and the provisions hereof, nor shall anything herein prevent the Holder from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder (including, without limitation, the right to demand payment and sue for performance hereof), subject in each case to the rights under this Section 3 of holders of Senior Indebtedness.

Section 3.3. Subrogation. Upon payment in full of Senior Indebtedness in cash or cash equivalents, the Holder shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Guarantors made in respect of Senior Indebtedness until the principal of and interest on this Guarantee shall be paid in full, and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, property, stock or obligations to which the Holder would have been entitled but for the provisions of Section 3.1(c) above shall, as between the Guarantors, their creditors (other than the holders of the Senior Indebtedness) and the Holder, be deemed to be a payment by the Guarantors to or on account of Senior Indebtedness.

Section 3.4. Rights of Holders of Senior Indebtedness. The provisions of this
Section 3 shall be deemed a continuing offer to all holders of Senior Indebtedness to act in reliance on such provisions (but no such reliance shall be required to be proven to receive the benefits hereof) and may be enforced by such holders and no right of any present or future holder of any Senior Indebtedness to enforce subordination as provided in this Section 3 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Guarantee, regardless of any knowledge thereof any such holder may have or be otherwise charged with and no purported change in the provisions of this
Section 3 shall be effective as against any holder of Senior Indebtedness existing at the time of such change without the consent of such holder. Without in any way limiting the generality of the foregoing, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, and without impairing or releasing the subordination provided in this Section 3 or the obligations hereunder of the Holder to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment (including interest rates and fees) or extend the time of payment of, or renew or alter, or waive defaults under, or take additional guarantees or collateral for the benefit of, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Guarantors and any other person or entity, including any guarantor or surety. The provisions of this
Section 3 shall continue to be effective, or shall be reinstated, as the case may be, if at any time payment, or any part thereof, in respect of any Senior Indebtedness is rescinded or must otherwise be restored or returned by the holders of Senior Indebtedness upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantors or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 3.5. Notice by Guarantors. Each Guarantor shall promptly notify the Holder of any facts known by such Guarantor that would cause a payment of any Guaranteed Obligations to violate this Section 3 but failure to give such notice shall not affect the subordination of the Guaranteed Obligations to the Senior Indebtedness as provided in this Section 3.

Section 4. MISCELLANEOUS.

Section 4.1. Information. Each of the Guarantors covenants and agrees that it will furnish, or cause to be furnished, to Holder copies of all documents, data, and information (collectively, "Information") regarding the Guarantors provided to Banks at the time such Information is provided to the Banks or as soon thereafter as is practicable.

Section 4.2. No Waiver. No failure on the part of the Holder or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 4.3. Successors and Assigns; Mergers. (a) All agreements contained in this Guarantee bind the Guarantors and inure to the benefit of the Holder and to its successors and assigns, whether so expressed or not. The Guarantors may not transfer, assign or delegate their obligations or rights hereunder without the prior, written consent of the Holder.

(b) No Guarantor may merge or consolidate with, or sell substantially all of its assets to, another Person (other than another Guarantor) without the prior written consent of the Holder which consent may not be unreasonably withheld, provided that such consent shall not be required if the agreement pursuant to which the Guarantor will merge with, or sell substantially all of its assets to, another Person requires that Person to assume the Guarantor's obligations hereunder. Notwithstanding the foregoing, the following shall not be prohibited by this Section 4.3(b) or any other provision of this
Guarantee: (i) a transfer or proposed transfer of the capital stock or other equity of a Guarantor that is not deemed to be a Change of Control of such Guarantor as defined in Section 3.1(f) of the Note; or (ii) any transfer of all or a portion of the assets of a Guarantor, so long as such transfer is upon terms which are fair and reasonable to the business of the Company and the Guarantors, taken as a whole, that is either expressly authorized under a Credit Facility or New Loan Agreement, as the case may be, to which such Guarantor is a party or is consented to by the required Banks or New Lender of such Guarantor, as the case may be (a "Permitted Transfer"). Upon the occurrence of a Permitted Transfer constituting the transfer of the capital stock or other equity of a Guarantor or Guarantors, the obligations of such Guarantor or Guarantors under this Guarantee shall automatically terminate as of the date of closing of any such Permitted Transfer, without the need for the Holder or said Guarantor or Guarantors to take any further action, and said Guarantor or Guarantors shall be released from any and all obligations under this Guarantee and the Note (the "Termination and Release"). Upon the occurrence of a Permitted Transfer, the proceeds of such Permitted Transfer, net of the reasonable costs and expenses incurred by the applicable Guarantor in connection with the Permitted Transfer and subject to the provisions for making distributions or dividends pursuant to
Section 4.4 of this Guarantee, shall be used in the manner permitted by the Banks and/or any New Lender, as the case may be. Upon the occurrence of a Permitted Transfer constituting a transfer of assets, the Guarantors and Holder understand, acknowledge and agree that: (i) the Holder shall have no claim whatsoever to such assets either pursuant to this Guarantee or at law or in equity; and (ii) all such assets shall be transferred free and clear of any obligations under this Guarantee. Notwithstanding anything to the contrary contained in this Guarantee, the Holder shall execute all documents reasonably requested by the Guarantor or Guarantors taking part in any Permitted Transfer for purposes of (i) further evidencing a Termination and Release or (ii) with respect to any Permitted Transfer constituting a transfer of assets, evidencing that said assets are being transferred free and clear of any obligations under this Guarantee.

(c) Except for the provisions for making those distributions or dividends permitted under Section 4.4 of this Guarantee and except for any Permitted Transfer, neither the Company nor any of the Guarantors will, nor permit any of its Subsidiaries to, enter into any material transaction (including without limitation the purchase, sale or exchange of property of a material value, the rendering of any service of a material value, the making of any material investment in a Related Party, or the repayment of any material indebtedness owed to a Related Party) with a Related Party except upon terms which are fair and reasonable to the business of the Company and the Guarantors, taken as a whole. As used herein "Related Party" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if (i) the controlling Person owns 10% or more of any class of voting securities (or other voting ownership interests) of the controlled Person, (ii) the controlling Person owns 50% of more of the equity of the controlled Person, or (iii) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise. Notwithstanding anything to the contrary contained in this Guarantee, the term "Related Party" shall not include the Guarantors or the Company.

Section 4.4. Restrictions on Distributions. (a) Until all the Guaranteed Obligations have been paid in full, no Guarantor will declare or make, directly or indirectly, any distribution or dividend of cash to its shareholders or members, as the case may be, on account of being a shareholder or member, as the case may be, except for distributions or dividends of cash to shareholders or members, as the case may be, that: (i) constitute S Income Distributions; (ii) are loaned by the recipient thereof to any one or more of the Guarantors or the Company, provided that such recipient is either a party to the Affiliate Subordination Agreement or, prior to making such loan, becomes a party to the Affiliate Subordination Agreement; (iii) are contributed as capital by the recipient thereof to the Company or any one or more of the Guarantors; (iv) are paid to one or more of the Banks or a New Lender; or (v) with respect to any such cash dividends or distributions to shareholders of those Guarantors which are C-corporations, are used to pay federal and/or state income taxes as a result of distributions made pursuant to clauses (ii), (iii) and/or (iv) above. Nothing contained in this Section 4.4 shall impair or prohibit any Guarantor from paying a reasonable salary or other compensation to its employees or persons who perform management, consulting or other services for a Guarantor on account of such employment or services.

(b) For purposes of the above: i) "S Income Distributions" means, with respect to each Guarantor that is an S-corporation or limited liability company, any distribution or dividend of cash made to any shareholder or member of such Guarantor in amounts not in excess of the highest marginal rate payable by individuals under federal and applicable state law, but in no event more than fifty percent (50%) of the S Income of such Guarantor as determined by such Guarantor's independent public accountants to be necessary for the related fiscal year; and ii) "S Income" means the amount shown as taxable income allocated to the shareholders or members of a Guarantor and attributable to the net income of such Guarantor as reported each year on Form 1120-S or Form 1065, as applicable, or any successor form thereto.

Section 4.5. Additional Subsidiaries. Each of the Guarantors covenants and agrees with the Holder that it will cause each of its Subsidiaries, whether now existing or hereafter in existence, to execute and deliver this Guarantee.

Section 4.6. Severability. Any provision of this Guarantee that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.7. Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 4.8. Governing Law. This Guarantee shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Indiana without giving effect to the conflicts of laws principles thereof.

Section 4.9. Expenses. The Guarantors shall indemnify the Holder on demand in respect of all costs and expenses (including reasonable legal fees) incurred by it in connection with the enforcement of this Guarantee or the preservation of the rights of the Holder as a result of any breach by the Guarantors of their obligations hereunder.

Section 4.10. Notices. All notices and communications provided for hereunder shall be in writing and sent, and deemed received, as provided in Section 7.1 of the Note (i) if to the Holder, to the address specified for the Holder in or pursuant to the Note and (ii) if to the Guarantors, to the addresses for the Guarantors set forth on the signature pages hereof.

Section 4.11. Amendments. This Guarantee may be amended, and observance of any term hereof waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantors and the Holder.

Section 4.12. Obligation to Make Payment in U.S. Dollars. All payments made by the Guarantors under this Guarantee shall be in U.S. Dollars and, to the fullest extent permitted by law, the obligations of the Guarantors to make such payments in U.S. Dollars shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than U.S. Dollars, except to the extent such tender or recovery would result in the actual receipt by the Holder of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations at the prevailing exchange rate on the date of such tender or recovery. To the fullest extent permitted by law, the obligation of the Guarantors to make payments in U.S. Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount, it any, by which such receipt shall fall short of the full amount of U.S. Dollars expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under this Guarantee.

Section 4.13. Release. Upon all amounts of principal of and interest on the Note being paid in full, the Guarantors shall be released from their obligations under this Guarantee.

Section 4.14. Jurisdiction and Process. The Guarantors agree that any legal action or proceeding arising out of or relating to this Guarantee or any other document executed in connection herewith, or any legal action or proceeding to execute or otherwise enforce any judgment obtained against any Guarantor, for breach hereof or thereof, or against any of its properties, may be brought in the courts of the State of Indiana or the United States District Court for the Northern District of Indiana by or on behalf of the Holder, as the Holder may elect, and the Guarantors hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of such courts for purposes of any such legal action or proceeding. The Guarantors hereby agree that service of process in any such proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them, at their respective addresses specified in Section 4.8 or at such other address of which the Holder shall have been notified pursuant thereto. In addition, the Guarantors hereby irrevocably waive to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee or any other document executed in connection herewith brought in the courts of the State of Indiana or the United States District Court for the Northern District of Indiana, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4.15. Headings, Etc.. The headings of the Sections of this Guarantee have been inserted for convenience and reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.






(rest of page left blank intentionally)


EXECUTED by the Guarantors as of the day and year first above written.

BF HOLDING, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Chief Financial Officer


BRUEGGERS FRANCHISE CORPORATION


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Chief Financial Officer


LETHE LLC


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title:    President


ODYSSEY BAGELS, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name: Steven P. Schonberg
Title: Chief Financial Officer

CHAMPLAIN MANAGEMENT SERVICES, INC.


By   /s/ Steven P. Schonberg
     ------------------------
Name:   Steven P. Schonberg
Title:     President


CHAMPLAIN LEASING, L.L.C.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: President and Treasurer


FLOUR CITY BAGELS, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


BAYSTATE BAGELS, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


UPTOWN BAGELS, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


IRON CITY BAGELS, INC.

By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


NORSTAR BAGEL BAKERIES, INC.


By   /s/ Steven P. Schonberg
     ------------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


HAWKEYE BAGEL BAKERIES, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name:  Steven P. Schonberg
Title: Vice President Finance and Treasurer


TARHEEL BAGELS, INC.


By   /s/ Steven P. Schonberg
     -----------------------
Name: Steven P. Schonberg
Title: Vice President Finance and Treasurer



Addresses of Guarantors: